EXHIBIT 1

                            AGREEMENT OF JOINT FILING

                  Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 14, 2000.


                                               /s/Corey M. Horowitz
                                               -----------------------------
                                               Corey M. Horowitz

                                               CMH CAPITAL MANAGEMENT CORP.



                                           By: /s/Corey M. Horowitz
                                               -----------------------------
                                               Corey M. Horowitz, President













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